INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT, (this “Agreement”) is made and entered into effective as of      , 2016 by and between Federal Home Loan Bank of Topeka, (“FHLBank”), and       , an officer of FHLBank (the “Officer”). This Agreement replaces in its entirety any indemnification agreement previously entered into between the Officer and FHLBank, which shall be terminated on the effective date of this Agreement.

RECITALS

WHEREAS, Section 8.3 of FHLBank’s Amended and Restated Bylaws (“Bylaws”) provides FHLBank’s officers with certain rights to indemnification; and

WHEREAS, FHLBank desires to supplement its contractual duty and obligation to indemnify its officers in accordance with Section 8.3 of FHLBank’s Bylaws by entering into indemnification agreements with its officers that provide materially similar indemnification rights and duties as that provided in the Bylaws; and

WHEREAS, this Agreement is being entered into as part of the Officer’s total consideration for serving as an officer of FHLBank; and

WHEREAS, the Officer desires to serve and continue to serve as an officer of FHLBank and to enter into such an agreement to supplement the indemnification rights provided in the Bylaws.

NOW THEREFORE, in consideration of the mutual premises and covenants contained herein, FHLBank and the Officer do hereby covenant and agree as follows:

AGREEMENT

1. Actions Not By or in the Right of FHLBank. FHLBank shall indemnify the Officer, if the Officer was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action, suit or proceeding by or in the right of FHLBank, by reason of the fact that the Officer:

(i)	is or was an officer, employee or agent of FHLBank, or

(ii)	is or was serving at the request of FHLBank as an officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or

(iii)	rendered or attempted to render emergency aid including, without limitation, first aid, rescue breathing, cardiopulmonary resuscitation, or use of an automated external defibrillator, on FHLBank premises or at any FHLBank-sponsored event, function or activity, if the Officer is or was an officer or employee of FHLBank at the time of such action or actions, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by the Officer in connection with such action, suit or proceeding, if the Officer acted in good faith and in a manner the Officer reasonably believed to be in, or not opposed to, the best interests of FHLBank; and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Officer’s conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Officer did not act in good faith and in a manner which the Officer reasonably believed to be in, or not opposed to, the best interests of FHLBank, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the Officer’s conduct was unlawful.

2. Actions By or in the Right of FHLBank. FHLBank shall indemnify the Officer if such Officer was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, by or in the right of FHLBank to procure a judgment in its favor by reason of the fact that the Officer is or was an officer of FHLBank, or is or was serving at the request of FHLBank as an officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the Officer in connection with the defense or settlement of such action or suit if the Officer acted in good faith and in a manner the Officer reasonably believed to be in, or not opposed to, the best interests of FHLBank and except that no indemnification shall be made in respect to any claim, issue or matter as to which the Officer shall have been adjudged to be liable to FHLBank unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Officer is reasonably and fairly entitled to indemnity for such expenses which the court shall deem proper.

3. Success on the Merits or Otherwise. To the extent that the Officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or 2, or in defense of any claim, issue or matter therein, the Officer shall be indemnified against expenses actually and reasonably incurred by the Officer in connection therewith, including attorney fees.

4. Determination to Indemnify. Any indemnification under Section 1 or 2 hereof, unless ordered by a court, shall be made by FHLBank only as authorized in the specific case upon a determination that (1) indemnification of the Officer is proper in the circumstances because the Officer has met the applicable standard of conduct set forth in Section 1 or 2, and (2) such permissible indemnification is in the best interest of FHLBank and appropriate under the circumstances. Such determination shall be made (1) by FHLBank’s board of directors (“Board”) by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding (hereinafter referred to as “disinterested directors”), or (2) by a committee of disinterested directors designated by majority vote of disinterested directors, even though less than a quorum; or (3) if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion

5. Advance Payment of Expenses. Payments of expenses, including attorneys’ fees, incurred by the Officer in connection with a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by FHLBank in advance of the final disposition of such action, suit or proceeding, beginning thirty (30) days from the date of receipt by FHLBank of the Officer’s written application for indemnification, including a certification and supporting statement of the Officer’s belief that he or she ultimately will become entitled to indemnification under this Agreement and an undertaking by or on behalf of the Officer to repay such amount if it shall ultimately be determined that the Officer is not entitled to indemnification by FHLBank as authorized in this Agreement.

6. Indemnification not Exclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Agreement shall not be deemed exclusive of any other rights to which the Officer when seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of disinterested directors or otherwise, both as to action in the Officer’s official capacity and as to action in another capacity while holding such office.

7. Limited Application to Persons Serving as Agents. Notwithstanding anything in this Agreement to the contrary, FHLBank shall not be required to indemnify the Officer who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the Officer is or was an officer or employee of FHLBank, if such action, suit or proceeding is based upon or arises out of actions taken by the Officer in his or her capacity as an agent of the Federal Housing Finance Agency and/or the Federal Savings and Loan Insurance Corporation, or their successors or predecessors

8. Right to Indemnification Not to be Terminated or Diminished. In consideration of the Officer’s continued service to FHLBank, the right of the Officer to indemnification or advancement of expenses under this Agreement shall not be terminated, impaired or diminished by FHLBank, and the Officer shall continue to be entitled to indemnification and advancement of expenses under this Agreement notwithstanding any termination or amendment of this Agreement after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

9. Continuation of Right to Indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this Agreement shall continue after the Officer ceases to be an officer or employee and shall inure to the benefit of the heirs, executors and administrators of the Officer. Expenses (including attorneys’ fees) incurred by the Officer, who ceases to be an officer of FHLBank, in connection with a civil, criminal, administrative or investigative action, suit or proceeding may be paid in advance upon such terms and conditions, if any, as the Board deems appropriate, including that no such advance payment shall be made, or continued to be made, if at any time a disinterested majority of a quorum of FHLBank’s directors reasonably concludes that the Officer would not likely become entitled to indemnification under this Agreement. In the case of such a finding, advanced payments to which the Officer is determined not entitled under this paragraph shall be reimbursed to FHLBank. Nothing in this Section 9 shall prevent FHLBank from imposing such contractual conditions on the advance payment of costs and expenses to the Officer, as a former officer of FHLBank, as FHLBank deems warranted to protect its interests.

10. Contractual Right to Indemnification. The right to indemnification and advancement of expenses provided by, or granted pursuant to, this Agreement (1) shall be retroactive and shall be available with respect to events occurring prior to the adoption hereof, (2) shall continue to exist after the termination or amendment of this Agreement, with respect to actions, suits or proceedings based on or arising from the Officer’s service to FHLBank prior to the termination or amendment of this Agreement and (3) consistent with Section 9 above shall inure to the benefit of the heirs, executors and administrators of the Officer.

11. Definitions. For purposes of this Agreement, references to “other enterprise” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on the Officer with respect to any employee benefit plan; and references to “serving at the request of FHLBank” shall include any service as an officer or employee of FHLBank which imposes duties on, or involves services by the Officer with respect to an employee benefit plan, its participants and beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of FHLBank” as referred to in this Agreement.

12. Miscellaneous. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original, but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of Delaware.

[The remainder of this page is left intentionally blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

FEDERAL HOME LOAN BANK OF TOPEKA

By:
Andrew J. Jetter
President and CEO

OFFICER:

Name: